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                                                                   Exhibit 23.11
                                                                   -------------

                        Consent of Independent Auditors

     We consent to the reference of our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-49613) and related Prospectus of Eastern Environmental Services, Inc., of our report dated March 28, 1998, with respect to the financial statements of The Stamato Companies included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated March 31, 1998 (as amended on Form 8-K/A dated April 24, 1998), filed with the Securities and Exchange Commission.


Mountain Lakes, New Jersey                   /s/ Mills and DeFilippis LLP
                                                 Certified Public Accountants
April 28, 1998